Exhibit 8.1

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004-1980 Tel: 212.859.8000 Fax: 212.859.4000 www.friedfrank.com

November 6, 2014

Navios Maritime Midstream Partners L.P.

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

Ladies and Gentlemen:

We have acted as United States counsel to Navios Maritime Midstream Partners L.P., a limited partnership formed under the laws of the Marshall Islands (the “Partnership”), in connection with the Registration Statement on Form F-1 (File No. 333-199235), as filed with the United States Securities and Exchange Commission (the “Commission”) on November 6, 2014, as thereafter amended or supplemented (the “Registration Statement”), with respect to the public offering of up to 9,315,000 shares of the Partnership’s common units (the “Common Units”).

In connection with this opinion, we have reviewed the Registration Statement. In addition, we have examined originals or certified, conformed, electronic, photostatic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, received such information from officers and representatives of the Company and others, and made such other and further inquiries, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. We have relied upon the statements, representations and other information contained in the Registration Statement or otherwise received from officers or other appropriate representatives of the Company and others, and assumed that such representations, statements and other information are accurate and complete in all material respects. We have not, however, undertaken any independent investigation of any of the foregoing.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, qualifications and limitations set forth herein and in the Registration Statement, we hereby confirm our opinion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.”

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Fried, Frank, Harris, Shriver & Jacobson LLP is a Delaware Limited Liability Partnership

Fried, Frank, Harris, Shriver & Jacobson LLP

Navios Maritime Midstream Partners L.P.

November 6, 2014

The opinion expressed herein does not relate to any factual or accounting matters, determinations or conclusions. The opinion expressed herein is limited to the federal income tax laws of the United States of America, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are (i) experts within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”), or (ii) included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours, /s/ Fried, Frank, Harris, Shriver & Jacobson LLP FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP